UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 11, 2014

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In connection with the expected separation and spin-off by Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”), of its standard specification offshore drilling business (the “Spin-off”), a wholly-owned subsidiary of Noble, Paragon Offshore Limited, a limited company incorporated under the laws of England and Wales (“Paragon Offshore”), issued a press release on July 11, 2014 announcing the pricing of its offering of $1.08 billion in aggregate principal amount of its 6.75% senior notes due 2022 and 7.25% senior notes due 2024. The notes will be sold in a private offering that is exempt from registration under the Securities Act of 1933 to eligible purchasers. Paragon Offshore also announced that it expects to enter into a $650.0 million term loan facility in connection with the closing of the sale of the senior notes.

A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of such press release will also be published on the “Investor Relations” page on Noble’s website at http://www.noblecorp.com. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release issued by Paragon Offshore Limited dated July 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: July 11, 2014

	By:	/s/ James A. MacLennan
	Name:	James A. MacLennan
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release issued by Paragon Offshore Limited dated July 11, 2014.